Exhibit 10.21

SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT (this “Agreement” is dated as of June 19, 2008 by and between FAR EAST ENERGY LIMITED, a company incorporated under the laws of Hong Kong (“Purchaser”) and FULLFAME ENTERPRISES LIMITED, a company incorporated under the laws of the British Virgin Islands (“seller”). Each of Purchaser and Seller is hereinafter referred to as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, Seller owns 8,500 ordinary shares (the “Purchased Shares”) of MI Energy Corporation (the “Company”) and Purchaser owns 41,500 ordinary shares of the Company;
WHEREAS, Purchaser desires to purchase all of the Purchased Shares from Seller, and Seller desires to sell all of the Purchased Shares to Purchaser, on the terms and subject to the conditions set forth herein; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:
1. DEFINITIONS AND CONSTRUCTION

Defined Terms.When used in this Agreement, the following terms have the respective meanings specified below.

(a)	“Agreement” has the meaning given such term in the Preamble.

(b)	“Certificates” has the meaning given such term in Section 2.1.

(c)	“Closing” has the meaning given such term in Section 2.3.

(d)	“Company” has the meaning given such term in the first Recital.

(e)	“Liens” has the meaning given such term in Section 3.2.

(f)	“Party” or “Parties” has the meaning given such term in the Preamble.

(g)	“Purchase Price” means USD 1,000,000 (one million).

(h)	“Purchased Shares” has the meaning given such term in the first Recital.

(i)	“Purchaser” has the meaning given such term in the Preamble.

(j)	“Seller” has the meaning given such term in the Preamble.

(k)	“UNCITRAL Rules” has the meaning given such term in Section 4.9.

(l)	“USD” means US Dollar, the currency of the United States of America.

Construction. In this Agreement, unless the context otherwise requires:
(a)	words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(b)	references to the Preamble, Recitals and Sections are references to the preamble, recitals and sections of this Agreement;

(c)	reference to “day” or “days” are to calendar days;

(d)	this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

(e)	“include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.

2.	PURCHASE AND SALE: CLOSING

2.1	Purchase and Sale of the Purchased Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, convey and transfer the Purchased Shares, and Purchaser shall purchase from Seller the Purchased Shares in consideration of the Purchase Price.

2.2	Closing.

(a)	The closing of the sale and purchase of the Purchased Shares (the “Closing”), shall be held on the date specified in a written notice delivered by Purchaser to Seller.

(b)	On or before the Closing, Seller shall deliver to Purchaser certificates representing the Purchased Shares (the “Certificates”) duly endorsed in the name of Purchaser or accompanied by appropriate stock transfer forms duly executed in blank;

(c)	At the Closing, Purchaser shall pay the Purchase Price by wire transfer for the account of Seller.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants that the following statements in this Section 3 are true and correct as of the date hereof and as of the Closing Date:
3.1	Authority and Enforceability. The signatory of Seller has the full power and authority and full legal capacity to execute, deliver and perform Seller’s obligations under this Agreement on behalf of Seller. This Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms.

3.2	Ownership. Seller is the lawful owner of the Purchased Shares, free and clear of all security interests, liens, encumbrances, and other charges or any options or purchase agreements or restrictions of any nature (“Liens”). Upon the purchase of the Purchased Shares in accordance with the terms of this Agreement, the Purchaser will own valid, legal, beneficial and marketable title to such Purchased Shares, free and clear of any Liens and with all rights attached thereto and will become the sole shareholder of the Company.

3.3	Restrictions on Shares. Seller is not a party to any agreement, written or oral, creating rights in respect of any of the Purchased Shares in any third person or relating to the voting of any of the Purchased Shares.

4.	MISCELLANEOUS

4.1	Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

4.2	Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

4.3	Assignment. This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of either of the Parties, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by either Party without the prior written consent of the other Party.

4.4	Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

4.5	Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

4.6	Amendments. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by the Parties or, in the case of a waiver, by the Party waiving compliance.

4.7	Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

4.8	Amicable Settlement. Any and all disputes, controversies and conflicts between the Parties arising out of or relating to or in connection with this Agreement and the performance or non-performance of the obligations set forth herein shall, so far as is possible, be settled amicably between the Parties within thirty (30) days after written notice of such dispute, controversy or conflict has been given by one Party to the other Party.

4.9	Arbitration Procedure.

(a)	Failing an amicable settlement thereof within the thirty (30)-day period specified in Section 4.8, any and all disputes, controversies and conflicts arising out of or in connection with this Agreement or its performance (including the validity of this Agreement) shall be settled by an arbitrator under the rules of the UNCITRAL Model Law on International Commercial Arbitration (the “UNCITRAL Rules”). The place of arbitration shall be Hong Kong and the language used in the arbitral proceedings shall be English.

(b)	The arbitrator shall be appointed by mutual consent of the Parties in accordance with the procedures set out in the UNCITRAL Rules regarding the appointment of arbitrators.

(c)	The arbitral proceeding shall accord to each of the Parties the right to provide witnesses, including expert witnesses, the right of cross-examination of witnesses and the right to make both written and oral submissions.

(d)	The arbitral award made and granted by the arbitrator shall be final, binding and incontestable and may be used as a basis for judgment thereon. All costs of arbitration (including, without limitation, those incurred in the appointment of the arbitrator) shall be apportioned in the arbitral award.

IN WITNESS WHEREOF, this Agreement has been executed by each Party on the date first above written.
FAR EAST ENERGY LIMITED
/s/ Zhang Ruilin

For and on behalf of Purchaser
Name: Zhang Ruilin
Position: Director
FULLFAME ENTERPRISES LIMITED
/s/ Wang Kaiyang

For and on behalf of Seller
Name: Wang Kaiyang
Position: Director